Legal – 19320568.1 CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com May 26, 2021 Matter No.: 328554 441-299-4923 chris.garrod@conyers.com Assured Guaranty Ltd. 30 Woodbourne Avenue Hamilton HM 08 Bermuda Dear Sirs Assured Guaranty Ltd. (the “Company”) We have acted as special legal counsel in Bermuda to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (No. 333-238919 and 333-238919-01) (the "Registration Statement", which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) and the offering by Assured Guaranty US Holdings Inc. (“AG US”) of $500,000,000 principal amount of 3.150% Senior Notes due 2031 (“Notes”) unconditionally guaranteed on a senior unsecured basis by the Company as described in the prospectus supplement, dated May 19, 2021 (the “Prospectus Supplement”). The Notes will be issued pursuant to an indenture dated as of May 1, 2004 between AG US, the Company and The Bank of New York Mellon, as trustee and will be fully and unconditionally guaranteed (the "Guarantee") by the Company. 1. DOCUMENTS REVIEWED For the purposes of giving this opinion, we have examined electronic copies of the following documents: the Registration Statement; and the Indenture dated as of May 1, 2004 (the “Indenture”) among the Issuer, the Company and The Bank of New York Mellon, as trustee (the “Trustee”) including the Guarantee contained therein;

conyers.com | 2 Legal – 19320568.1 The documents listed in items 1.1 and 1.2) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto). We have also reviewed: copies of the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on May 25, 2021; copies of the board resolutions dated April 22, 2004, May 5, 2020 and May 5, 2021 (the “Resolutions”) certified by the Secretary of the Company on May 26, 2021; and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. 2. ASSUMPTIONS We have assumed: the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; that where a document has been examined by us in draft or unexecuted form, it will be or has been executed and/or filed in the form of that draft or unexecuted form, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; the accuracy and completeness of all factual representations made in the Registration Statement and the Documents and other documents reviewed by us; that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein; and that the Company is not entering into the Documents, and is not, and will not be, acting as agent of AG US in connection with the issuance or offering of the Notes or any other activity of AG US contemplated by the Documents. 3. QUALIFICATIONS The obligations of the Company under the Indenture including the Guarantee: will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation

conyers.com | 3 Legal – 19320568.1 financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; will be subject to statutory limitation of the time within which proceedings may be brought; will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; may not be given effect to by a Bermuda court, whether or not it was applying the laws of the State of New York, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; and may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts. We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment, which purports to fetter the statutory powers of the Company. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Notes by the AG US and is not to be relied upon in respect of any other matter. 4. OPINION On the basis of and subject to the foregoing, we are of the opinion that: the Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda); and the Company has taken all corporate action required to authorize its execution, delivery and performance of the Indenture, including the Guarantee. The Indenture, including the Guarantee, has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company in accordance with the terms thereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Legal Matters" and "Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters" in the prospectus forming part of the

conyers.com | 4 Legal – 19320568.1 Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of section 11 of the Securities Act or that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. Yours faithfully, Conyers Dill & Pearman Limited